AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2009.

REGISTRATION NO. 333-159614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATP OIL & GAS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas	76-0362774
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(713) 622-3311

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Albert L. Reese Jr. Chief Financial Officer ATP Oil & Gas Corporation 4600 Post Oak Place, Suite 200, Houston, Texas 77027 (713) 622-3311	Copy to: Richard S. Roth, Esquire Jackson Walker L.L.P. 1401 McKinney Street, Suite 1900, Houston, Texas 77010 Telephone: (713) 752-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Registration Fee(2)
Common Stock, par value $0.001 per share(3)(4)
Preferred Stock, par value $0.001 per share(4)
Warrants(5)
Total	$200,000,000		$200,000,000(6)	$11,160(7)

(1)	The amount to be registered, proposed maximum offering price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)	Each share of common stock includes one preferred stock purchase right as described under “Description of Capital Stock”. No separate consideration will be received for the preferred stock purchase rights.
(4)	Subject to note 6 below, there is being registered hereunder an indeterminate number of shares of common stock and preferred stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(5)	Subject to note 6 below, there is being registered hereunder an indeterminate number of warrants to purchase common stock or preferred stock.
(6)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $200,000,000.
(7)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form S-3 of ATP Oil & Gas Corporation is being filed solely to amend Item 16 Exhibit Index.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses, other than the underwriting discounts and commissions, payable by us in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee	$11,160

Printing and Engraving Expenses	$50,000	*

Legal Fees and Expenses	$150,000	*

Accounting Fees and Expenses	$250,000	*

Miscellaneous	$74,840	*

Total	$536,000	*

*	Estimated

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article VI of the Restated Bylaws of ATP Oil & Gas Corporation (the “Company”) provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaws provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

Additionally, Article Ten of the Company’s Amended and Restated Articles of Incorporation provides that a director of the Company is not liable to the Company for monetary damages for any act or omission in the director’s capacity as director, except that Article Ten does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of such director’s duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or which involves intentional misconduct or knowing violation of law, (iii) a transaction from which a director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office and (iv) an act or omission for which liability is expressly provided by an applicable statute.

Article Ten also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article Ten shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 16.	EXHIBITS.

Exhibit Number	Description of Exhibit
1.1	Form of underwriting agreement or placement agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-46034 on Form S-1 of ATP Oil & Gas Corporation (“ATP”).

3.2	Second Amended and Restated Bylaws of ATP, incorporated by reference to Exhibit 3.1 of ATP’s Current Report on Form 8-K filed February 29, 2008.

4.1	Warrant Shares Registration Rights Agreement dated as of March 29, 2004 between ATP and each of the Holders set forth on the execution pages thereof, incorporated by reference to Exhibit 4.5 of ATP’s Form 10-K for the year ended December 31, 2003.

Exhibit Number	Description of Exhibit
4.2	Warrant Agreement dated as of March 29, 2004 by and among ATP and the Holders from time to time of the warrants issued hereunder, incorporated by reference to Exhibit 4.6 of ATP’s Form 10-K for the year ended December 31, 2003.

4.3	Rights Agreement dated October 11, 2005 between ATP and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, which includes the form of Statement of Designations of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 14, 2005.

4.4	Form of warrant agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.5	Form of articles of resolution with respect to any preferred stock certificate and related form of preferred stock certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

5.1*	Legal Opinion of Jackson Walker L.L.P.

8.1	Opinion of tax counsel on certain U.S. federal income tax matters will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

12.1	Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Ryder Scott Company, L.P.

23.4*	Consent of DeGolyer and MacNaughton.

23.5*	Consent of Collarini Associates.

23.6*	Consent of Jackson Walker L.L.P. (see Exhibit 5.1).

24.1*	Power of Attorney.

*	previously filed

ITEM 17.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that:

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)     (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 9, 2009.

ATP OIL & GAS CORPORATION

By:	/s/ T. Paul Bulmahn
T. Paul Bulmahn, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of June, 2009.

Signature	Title

/s/ T. Paul Bulmahn T. Paul Bulmahn	Chairman, President and Director (Principal Executive Officer)

/s/ Albert L. Reese Jr. Albert L. Reese Jr.	Chief Financial Officer (Principal Financial Officer)

/s/ Keith R. Godwin Keith R. Godwin	Chief Accounting Officer (Principal Accounting Officer)

* Chris A. Brisack	Director

* Arthur H. Dilly	Director

* Gerard J. Swonke	Director

* Lady Barbara Judge	Director

* Walter Wendlandt	Director

* Burt A. Adams	Director

* George R. Edwards	Director

* Robert J. Karow	Director

*By:	/s/ Albert L. Reese Jr.
(Albert L. Reese Jr. as Attorney-in-Fact for each of the persons indicated)

Exhibit Number	Description of Exhibit

1.1	Form of underwriting agreement or placement agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-46034 on Form S-1 of ATP Oil & Gas Corporation (“ATP”).

3.2	Second Amended and Restated Bylaws of ATP, incorporated by reference to Exhibit 3.1 of ATP’s Current Report on Form 8-K filed February 29, 2008.

4.1	Warrant Shares Registration Rights Agreement dated as of March 29, 2004 between ATP and each of the Holders set forth on the execution pages thereof, incorporated by reference to Exhibit 4.5 of ATP’s Form 10-K for the year ended December 31, 2003.

4.2	Warrant Agreement dated as of March 29, 2004 by and among ATP and the Holders from time to time of the warrants issued hereunder, incorporated by reference to Exhibit 4.6 of ATP’s Form 10-K for the year ended December 31, 2003.

4.3	Rights Agreement dated October 11, 2005 between ATP and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, which includes the form of Statement of Designations of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 14, 2005.

4.4	Form of warrant agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.5	Form of articles of resolution with respect to any preferred stock certificate and related form of preferred stock certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

5.1*	Legal Opinion of Jackson Walker L.L.P.

8.1	Opinion of tax counsel on certain U.S. federal income tax matters will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

12.1	Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Ryder Scott Company, L.P.

23.4*	Consent of DeGolyer and MacNaughton.

23.5*	Consent of Collarini Associates.

23.6*	Consent of Jackson Walker L.L.P. (see Exhibit 5.1).

24.1*	Power of Attorney.

*	previously filed